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                                                                   EXHIBIT 4.5.2

                                                                       EXECUTION

                          PLEDGE AND SECURITY AGREEMENT

                           DATED AS OF AUGUST 6, 2004

                                     BETWEEN

                        EACH OF THE GRANTORS PARTY HERETO

                                       AND

                       THE CIT GROUP/BUSINESS CREDIT, INC.

                        AS THE REVOLVING COLLATERAL AGENT

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                                TABLE OF CONTENTS

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SECTION 1. DEFINITIONS..............................................................................      1
1.1      GENERAL DEFINITIONS........................................................................      1
1.2      DEFINITIONS; INTERPRETATION................................................................     10
SECTION 2. GRANT OF SECURITY........................................................................     10
2.1      GRANT OF SECURITY..........................................................................     11
2.2      CERTAIN LIMITED EXCLUSIONS.................................................................     11
SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.........................................     11
3.1      SECURITY FOR OBLIGATIONS...................................................................     11
3.2      CONTINUING LIABILITY UNDER COLLATERAL......................................................     12
SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.............................................     12
4.1      GENERALLY..................................................................................     12
4.2      EQUIPMENT AND INVENTORY....................................................................     15
4.3      RECEIVABLES................................................................................     17
4.4      INVESTMENT RELATED PROPERTY................................................................     19
4.5      MATERIAL CONTRACTS.........................................................................     25
4.6      LETTER OF CREDIT RIGHTS....................................................................     26
4.7      INTELLECTUAL PROPERTY......................................................................     27
4.8      COMMERCIAL TORT CLAIMS.....................................................................     30
SECTION 5. FURTHER ASSURANCES; ADDITIONAL GRANTORS..................................................     30
5.1      FURTHER ASSURANCES.........................................................................     30
5.2      ADDITIONAL GRANTORS........................................................................     31
SECTION 6. REVOLVING COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT....................................     32
6.1      POWER OF ATTORNEY..........................................................................     32
6.2      NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES.................................     33
SECTION 7. REMEDIES.................................................................................     33
7.1      GENERALLY..................................................................................     33
7.2      APPLICATION OF PROCEEDS....................................................................     34
7.3      SALES ON CREDIT............................................................................     34
7.4      DEPOSIT ACCOUNTS...........................................................................     35
7.5      INVESTMENT RELATED PROPERTY................................................................     35
7.6      INTELLECTUAL PROPERTY......................................................................     35
7.7      CASH PROCEEDS..............................................................................     36
SECTION 8. REVOLVING COLLATERAL AGENT; AGREEMENT AMONG AGENTS.......................................     37
8.1      THE REVOLVING COLLATERAL AGENT.............................................................     37
8.2      INTERCREDITOR ARRANGEMENTS INCORPORATED BY REFERENCE.......................................     38
SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS..........................................     38
SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM..........................................     38
SECTION 11. MISCELLANEOUS...........................................................................     38

SCHEDULE 4.1 -- GENERAL INFORMATION

SCHEDULE 4.2 -- LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4 -- INVESTMENT RELATED PROPERTY

SCHEDULE 4.5 -- MATERIAL CONTRACTS
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
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SCHEDULE 4.6 -- DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 -- INTELLECTUAL PROPERTY

SCHEDULE 4.8 -- COMMERCIAL TORT CLAIMS

EXHIBIT A -- PLEDGE SUPPLEMENT

EXHIBIT B -- UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C -- SECURITIES ACCOUNT CONTROL AGREEMENT

EXHIBIT D-1 -- DEPOSIT ACCOUNT CONTROL AGREEMENT

EXHIBIT D-2 -- ASSET SALE PROCEEDS ACCOUNT CONTROL AGREEMENT

EXHIBIT E  -- TRADEMARK SECURITY AGREEMENT

EXHIBIT F -- COPYRIGHT SECURITY AGREEMENT

EXHIBIT G  -- PATENT SECURITY AGREEMENT

The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

                                       ii
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                  This PLEDGE AND SECURITY AGREEMENT, dated as of August 6, 2004
(this "AGREEMENT"), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a "GRANTOR"), and THE CIT GROUP/BUSINESS CREDIT, INC., as collateral agent for the Revolving Secured Parties (as herein defined) (in such capacity, together with its successors and assigns, the "REVOLVING COLLATERAL AGENT").

                                    RECITALS:

         WHEREAS, reference is made to that certain Revolving Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "REVOLVING CREDIT AGREEMENT"), by and among STANADYNE CORPORATION ("BORROWER"), STANADYNE AUTOMOTIVE HOLDING CORP., ("HOLDINGS") certain subsidiaries of Borrower, as Guarantors, the lenders party thereto from time to time (the "REVOLVING LENDERS"), THE CIT GROUP/ BUSINESS CREDIT, INC., as Administrative Agent, the Revolving Collateral Agent, and GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Sole Bookrunner and Syndication Agent;

         WHEREAS, subject to the terms and conditions of the Revolving Credit Agreement, certain Grantors may enter into one or more Hedge Agreements with one or more Lender Counterparties;

         WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Revolving Credit Agreement and the Hedge Agreements, respectively, each Grantor has agreed to secure such Grantor's obligations under the Revolving Credit Documents and the Hedge Agreements as set forth herein; and

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Revolving Collateral Agent agree as follows:

SECTION  1. DEFINITIONS.

         1.1 GENERAL DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

                  "ACCOUNT DEBTOR" shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

                  "ACCOUNTS" shall mean all "accounts" as defined in Article 9 of the UCC, whether now owned or hereafter acquired, including, without limitation, all present and future rights of such Credit Party to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with such a card.

                  "ADDITIONAL GRANTORS" shall have the meaning assigned in
Section 5.2.

                  "AGREEMENT" shall have the meaning set forth in the preamble.

                  "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

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                  "BORROWER" shall have the meaning set forth in the preamble.

                  "CASH PROCEEDS" shall mean all proceeds of any Collateral received by any Grantor consisting of cash and checks.

                  "CHATTEL PAPER" shall mean all "chattel paper" as defined in
Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in Article 9 of the UCC.

                  "COLLATERAL" shall mean all of the assets and property of any Grantor, whether real, personal or mixed, constituting either Fixed Collateral or Liquid Collateral.

                  "COLLATERAL RECORDS" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

                  "COLLATERAL SUPPORT" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

                  "COMMERCIAL TORT CLAIMS" shall mean all "commercial tort claims" as defined in Article 9 of the UCC asserted by any Grantor, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

                  "COMMODITIES ACCOUNTS" (i) shall mean all "commodity accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading "COMMODITIES ACCOUNTS" (as such schedule may be amended or supplemented from time to time).

                  "CONTROLLED FOREIGN CORPORATION" shall mean "controlled foreign corporation" as defined in the Tax Code.

                  "COPYRIGHT LICENSES" shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time).

                  "COPYRIGHTS" shall mean all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or not registered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, registrations and applications referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

                  "DE MINIMIS DEPOSIT ACCOUNTS" shall have the meaning set forth in Section 4.1 (a)(viii).

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                  "DEPOSIT ACCOUNTS" (i) shall mean all "deposit accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading "Deposit Accounts" (as such schedule may be amended or supplemented from time to time).

                  "DISCHARGE OF TERM OBLIGATIONS" shall have the meaning given to such term in the Intercreditor Agreement.

                  "DOCUMENTS" shall mean all "documents" as defined in Article 9 of the UCC.

                  "EQUIPMENT" shall mean: (i) all "equipment" as defined in
Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

                  "FIXED COLLATERAL" shall mean the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located, including (1) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (2) all rights of each Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation proceeds, (3) all claims of each Grantor for damages arising out of or for breach of or default under any of the following, and (4) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder:

                  (i) the Asset Sale Proceeds Account

                  (ii) all Equipment;

                  (iii) all Fixtures;

                  (iv) all General Intangibles, including, without limitation, Material Contracts (in each case other than General Intangibles evidencing or governing Liquid Collateral);

                  (v) all Instruments (other than Instruments evidencing or governing Liquid Collateral);

                  (vi) all Letter of Credit Rights (other than Letter of Credit Rights addressed in clause (v) of the definition of "Liquid Collateral" herein);

                  (vii) all Pledged Equity Interests;

                  (viii) all Pledged Debt (other than any Supporting Obligations supporting Liquid Collateral);

                  (ix) all Intellectual Property;

                  (x) all Commercial Tort Claims;

                  (xi) except to the extent relating to the Liquid Collateral, all other personal property of such Grantor;

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                  (xii) to the extent relating to any of the items referred to in the preceding clauses (i) through (xi), all Documents and Insurance; provided that to the extent any of the foregoing also relates to Liquid Collateral only that portion related to the items referred to in the preceding clauses (i) through
                  (xi) as being included in the Fixed Collateral shall be included in the Fixed Collateral;

                  (xiii) to the extent relating to any of the items referred to in the preceding clauses (i) through (xii), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Liquid Collateral only that portion related to the items referred to in the preceding clauses (i) through
                  (xii) as being included in the Fixed Collateral shall be included in the Fixed Collateral;

                  (xiv) all books, Records and Collateral Records relating to the foregoing (including without limitation all books, databases, customer lists, engineer drawings, Records and Collateral Records, whether tangible or electronic, which contain any information relating to any of the foregoing); and

                  (xv) all Cash Proceeds and, solely to the extent not constituting Liquid Collateral, non-Cash Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing and all collateral security, guarantees and other Collateral Support given by any Person with respect to any of the foregoing.

                  "FIXTURES" means all "fixtures" as defined in Article 9 of the UCC.

                  "GENERAL INTANGIBLES" (i) shall mean all "general intangibles" as defined in Article 9 of the UCC, including "payment intangibles" also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

                  "GOODS" (i) shall mean all "goods" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

                  "GRANTORS" shall have the meaning set forth in the preamble.

                  "INSTRUMENTS" shall mean all "instruments" as defined in
Article 9 of the UCC.

                  "INSURANCE" shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Revolving Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

                  "INTELLECTUAL PROPERTY" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

                  "INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement, dated as of the date hereof, by and among the Revolving Collateral Agent, the Term Collateral Agent and the Grantors.

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                  "INVENTORY" shall mean: (i) all "inventory" as defined in
Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor's business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

                  "INVESTMENT ACCOUNTS" shall mean Securities Accounts, Commodities Accounts and Deposit Accounts.

                  "INVESTMENT RELATED PROPERTY" shall mean: (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

                  "LETTER OF CREDIT RIGHT" shall mean "letter-of-credit right" as defined in Article 9 of the UCC.

                  "LIQUID COLLATERAL" shall mean the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located, including (1) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (2) all rights of each Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation proceeds, (3) all claims of each Grantor for damages arising out of or for breach of or default under any of the following, and (4) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder:

                  (i) all Accounts and Receivables;

                  (ii) all Chattel Paper;

                  (iii) (x) all Deposit Accounts (other than the Asset Sale Proceeds Account, to the extent that it constitutes a Deposit Account) and all cash, checks, and other property held therein or credited thereto, (y) all Money and (z) all Securities (other than Pledged Equity Interests and Pledged Debt (except for Pledged Debt constituting a Supporting Obligation supporting other Liquid Collateral)), Security Entitlements, and Securities Accounts (other than the Asset Sale Proceeds Account, to the extent that it constitutes a Securities Account), and all cash, checks, securities, financial assets or other property held therein or credited thereto;

                  (iv) all Inventory;

                  (v) to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (iv), all General Intangibles, Instruments (including, without limitation, Promissory Notes) and Letter of Credit Rights, provided that to the extent any of the foregoing also relates to Fixed Collateral, only that portion related to the items referred to in the preceding clauses (i) through (iv) as being included in the Liquid Collateral shall be included in the Liquid Collateral;

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

                  (vi) to the extent relating to any of the items referred to in the preceding clauses (i) through (v), all Documents and Insurance; provided that to the extent any of the foregoing also relates to Fixed Collateral only that portion related to the items referred to in the preceding clauses (i) through (v) as being included in the Liquid Collateral shall be included in the Liquid Collateral;

                  (vii) to the extent relating to any of the items referred to in the preceding clauses (i) through (vi), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Fixed Collateral only that portion related to the items referred to in the preceding clauses (i) through
                  (vi) as being included in the Liquid Collateral shall be included in the Liquid Collateral;

                  (viii) all books, Records, Receivables Records and Collateral Records relating to the foregoing (including without limitation all books, databases, customer lists, engineer drawings, Records, Receivables Records and Collateral Records, whether tangible or electronic, which contain any information relating to any of the foregoing); and

                  (ix) all Cash Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including without limitation, all insurance proceeds) and all collateral security, guarantees and other Collateral Support given by any Person with respect to any of the foregoing.

                  "MATERIAL CONTRACT" shall mean those contracts listed on
Schedule 4.5 hereto.

                  "MATERIAL RECEIVABLE" shall have the meaning set forth in
Section 4.3(b)(iv).

                  "MONEY" shall mean "money" as defined in the UCC.

                  "NON-ASSIGNABLE CONTRACT" shall mean any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

                  "PATENT LICENSES" shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).

                  "PATENTS" shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (ii) all rights corresponding thereto throughout the world, (ii) all inventions and improvements described therein, (iv) all rights to sue for past, present and future infringements thereof, (v) all licenses, claims, damages, and proceeds of suit arising therefrom, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

                  "PERMITTED SALE" shall mean those sales, transfers or assignments permitted by the Revolving Credit Agreement.

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

                  "PLEDGED DEBT" shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading "Pledged Debt" (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

                  "PLEDGED EQUITY INTERESTS" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

                  "PLEDGED LLC INTERESTS" shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

                  "PLEDGED PARTNERSHIP INTERESTS" shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

                  "PLEDGED STOCK" shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 4.4(A) under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

                  "PLEDGED TRUST INTERESTS" shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

                  "PLEDGE SUPPLEMENT" shall mean any supplement to this agreement in substantially the form of Exhibit A.

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                  "PROCEEDS" shall mean (i) all "proceeds" as defined in Article
9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                  "PROMISSORY NOTE" shall mean a "promissory note" as defined in
Article 9 of the UCC.

                  "RECEIVABLES" shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

                  "RECEIVABLES RECORDS" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

                  "RECORD" shall have the meaning specified in Article 9 of the UCC.

                  "REVOLVING COLLATERAL AGENT" shall have the meaning set forth in the preamble, and shall include its successors and assigns.

                  "REVOLVING CREDIT AGREEMENT" shall have the meaning set forth in the recitals.

                  "REVOLVING LENDER" shall have the meaning set forth in the recitals.

                  "REVOLVING SECURED PARTIES" shall mean the Revolving Lenders and the Lender Counterparties and shall include, without limitation, all former Revolving Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Revolving Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full, provided that any Lender Counterparty which would otherwise qualify as both a Revolving Secured Party and a Term Secured Party shall not be deemed to be a Revolving Secured Party with respect to any obligations under any Hedge Agreement to which it is a party if the aggregate outstanding principal amount of its interest in the Term Obligations exceeds the aggregate outstanding principal amount of its interest in the Revolving Obligations.

                  "SECURED OBLIGATIONS" shall have the meaning assigned in
Section 3.1.

                  "SECURED PARTIES" shall mean the Revolving Secured Parties and the Term Secured Parties.

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

                  "SECURITIES" shall mean all "securities" as defined in Article 8 of the UCC, any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACCOUNTS" (i) shall mean all "securities accounts" as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading "Securities Accounts" (as such schedule may be amended or supplemented from time to time).

                  "SECURITIES ENTITLEMENTS" shall mean all "securities entitlements" as defined in Article 8 of the UCC.

                  "SUPPORTING OBLIGATION" shall mean all "supporting obligations" as defined in Article 9 of the UCC.

                  "TAX CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

                  "TERM CREDIT AGREEMENT" shall mean that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated , supplemented or otherwise modified from time to time), by and among the Borrower, Holdings, certain subsidiaries of the Borrower as Guarantors, the lenders party thereto from time to time and Goldman Sachs Credit Partners L.P., as Lead Arranger, Sole Bookrunner, Syndication Agent, Administrative Agent and Collateral Agent.

                  "TERM COLLATERAL AGENT" shall mean Goldman Sachs Capital Partners L.P., in its capacity as Collateral Agent under the Term Credit Agreement and the Term Security Agreement, and shall include its successors and assigns.

                  "TERM SECURITY AGREEMENT" shall mean that certain Term Loan Pledge and Security Agreement, dated as of the date hereof, by and among the Grantors party thereto and the Term Collateral Agent.

                  "TERM SECURED PARTIES" shall mean the Term Lenders and the Lender Counterparties and shall include, without limitation, all former Term Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Term Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full, provided that any Lender Counterparty which would otherwise qualify as both a Revolving Secured Party and a Term Secured Party shall not be deemed to be a Term Secured Party with respect to any obligations under any Hedge Agreement to which it is a party if the aggregate outstanding principal amount of its interest in the Revolving Obligations exceeds the aggregate outstanding principal amount of its interest in the Term Obligations (all capitalized terms in this definition (other than "Revolving Secured Party" and "Revolving Obligations") having the definitions given such terms in the Term Credit Agreement).

                  "TRADEMARK LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time).

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

                  "TRADEMARKS" shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

                  "TRADE SECRET LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time).

                  "TRADE SECRETS" shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and
(ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

                  "UNITED STATES" shall mean the United States of America.

         1.2 DEFINITIONS; INTERPRETATION. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Revolving Credit Agreement or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Revolving Collateral Agent pursuant to this Agreement in any Fixed Collateral, and the exercise of any right or remedy by the Revolving Collateral Agent with respect to any Fixed Collateral hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. GRANT OF SECURITY.

         2.1 GRANT OF SECURITY.

                  (a) Each Grantor hereby grants to the Revolving Collateral Agent, for the benefit of the Revolving Secured Parties, a continuing lien on and security interest in all of such Grantor's right, title and interest in, to and under the Liquid Collateral. Each Grantor hereby agrees that such Lien shall be a First Priority Lien with respect to such Liquid Collateral.

                  (b) Each Grantor hereby grants to the Revolving Collateral Agent, for the benefit of the Revolving Secured Parties, a continuing lien on and security interest in all of such Grantor's right, title and interest in, to and under the Fixed Collateral. Each Grantor hereby agrees that such Lien shall be a Second Priority Lien with respect to such Fixed Collateral.

         2.2 CERTAIN LIMITED EXCLUSIONS. Notwithstanding anything herein to the contrary, in no event shall the security interests granted under Section 2.1 hereof attach to (a) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that such security interest shall attach immediately and automatically at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; (b) any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without resulting in repatriation of earnings, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation; (c) any of the equity interests held by any Grantor in Stanadyne Amalgamations, Pte Ltd, provided that if, at any time after the date hereof, the restrictions upon the pledge of stock of Stanadyne Amalgamations Pte Ltd are removed or curtailed, the Collateral shall include, and the security interest granted by each Grantor shall attach to, the full percentage of the equity interests of Stanadyne Amalgamations Pte Ltd so permitted to be pledged, subject to the limitations of subsection (b) of this Section 2.2; or (d) any of the equity interests held by any Grantor in any Immaterial Subsidiary, provided that if, at any time after the date hereof, the total assets or total revenues of such Subsidiary exceed the amounts set forth in the definition of "Immaterial Subsidiary" in the Credit Agreement, the Collateral shall include, and the security interest granted by each Grantor shall attach to, the full percentage of the equity interests of such Subsidiary, subject to the limitations of subsection (b) of this Section 2.2.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

         3.1 SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) (and any successor provision thereof)), of all Revolving Obligations with respect to every Grantor (including, without limitation, the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Agent or its

Affiliates arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds) (the "SECURED OBLIGATIONS").

         3.2 CONTINUING LIABILITY UNDER COLLATERAL. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Revolving Collateral Agent, the Administrative Agent or any Revolving Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Revolving Collateral Agent, the Administrative Agent nor any Revolving Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Revolving Collateral Agent, the Administrative Agent nor any Revolving Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Revolving Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

         4.1 GENERALLY.

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

                           (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, other than Permitted Liens;

                           (ii) it has indicated on Schedule 4.1(A)(as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number, if any, and (z) the jurisdiction where the chief executive office or its sole place of business is (or the principal residence if such Grantor is a natural person), and for the one-year period preceding the date hereof has been, located;

                           (iii) the full legal name of such Grantor is as set forth on Schedule 4.1(A) and it has not done, in the five (5) years prior to the each making of the representations and warranties herein, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

                           (iv) except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by

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

         merger, consolidation, change in corporate form or otherwise) within the five (5) years prior to each making of the representations and warranties herein;

                           (v) it has not, within the five (5) years prior to each making of the representations and warranties herein, become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time);

                           (vi) with respect to each agreement identified on
         Schedule 4.1(D), it has indicated on Schedule 4.1 (A) and Schedule 4.1(B) the information required pursuant to Section 4.1(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

                           (vii) upon the filing of all UCC financing statements naming each Grantor as "debtor" and the Revolving Collateral Agent as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time), the security interests granted to the Revolving Collateral Agent in the Collateral hereunder constitute (i) valid and perfected First Priority Liens for the benefit of the Revolving Secured Parties (subject in the case of priority only to Permitted Liens (other than the Lien in favor of the Term Collateral Agent for the benefit of the Term Secured Parties)) on all of the Liquid Collateral, and (ii) valid and perfected Second Priority Liens for the benefit of the Revolving Secured Parties (subject in priority only to Permitted Liens) on all of the Fixed Collateral to the extent that such security interests can be perfected under the UCC by the filing of a financing statement;

                           (viii) in addition, without limiting the representation and warranty in clause (vii) above, upon (1) delivery to the Revolving Collateral Agent or the Term Collateral Agent, as applicable, of all Chattel Paper, Instruments, certificated Pledged Equity Interests and Pledged Debt; (2) execution of control agreements in the form of Exhibits C, D-1 or D-2 hereto (or such other control agreement in form and substance reasonably satisfactory to the Revolving Collateral Agent), establishing the "control" of the Revolving Collateral Agent or the Term Collateral Agent, as the case may be, with respect to each Securities Account and Deposit Account (other than Deposit Accounts with an aggregate outstanding balance no greater than $500,000 individually or in the aggregate at any time for any Grantor (the "DE MINIMIS DEPOSIT ACCOUNTS")) in accordance with
         Section 4.4.4 hereof, (3) consent of the issuer with respect to Letter of Credit Rights that are not Supporting Obligations, and (4) the recordation of a copyright security agreement in the United States Copyright Office with respect to registered copyrights, the security interests granted to the Revolving Collateral Agent in such Collateral (other than the De Minimis Deposit Accounts) hereunder constitute valid and perfected First Priority Liens for the benefit of the Revolving Secured Parties on all of the foregoing constituting Liquid Collateral, and (ii) valid and perfected Second Priority Liens for the benefit of the Revolving Secured Parties on all of the foregoing constituting Fixed Collateral;

                           (ix) all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Revolving Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies, in accordance with the terms of the Intercreditor Agreement, in respect of the Liquid Collateral and the Fixed Collateral have been made or obtained;

                           (x) other than the financing statements filed in favor of the Revolving Collateral Agent or for which termination statements are being provided, no effective UCC

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

         financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (i) financing statements for which proper termination statements have been delivered to the Revolving Collateral Agent for filing and (ii) financing statements filed in connection with Permitted Liens;

                           (xi) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Revolving Collateral Agent hereunder or (ii) the exercise by the Revolving Collateral Agent, in accordance with the terms of the Intercreditor Agreement, of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

                           (xii) all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

                           (xiii) none of the Collateral constitutes, or is the Proceeds of, "farm products" (as defined in the UCC);

                           (xiv) it does not own any "as extracted collateral" (as defined in the UCC) or any timber to be cut;

                           (xv) except as described on Schedule 4.1(D), such Grantor has not become bound as a debtor, either by contract or by operation of law, by a security agreement previously entered into by another Person; and

                           (xvi) such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor's name on
         Schedule 4.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor's name on Schedule 4.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                           (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

                           (ii) it shall not produce, use or permit any Collateral to be used in violation of any provision of this Agreement or in any material respect unlawfully or in violation of any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                           (iii) it shall not change such Grantor's name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Revolving Collateral Agent in writing, by executing and delivering to the Revolving Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least thirty (30) days prior to any such change or establishment (unless the Revolving Collateral Agent, in its reasonable discretion, consents to a shorter period of notice after the fact), identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Revolving Collateral Agent may reasonably request and (b) taken all actions reasonably requested by the Revolving Collateral Agent to maintain the continuous validity, perfection and the same or better priority of the Revolving Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby;

                           (iv) if the Revolving Collateral Agent or any Revolving Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, it shall use such value for such purposes and such Grantor further agrees that repayment of any Obligation shall apply on a "first-in, first-out" basis so that the portion of the value used to acquire rights in any Collateral shall be paid in the chronological order such Grantor acquired rights therein;

                           (v) it shall not take or permit any action which could impair the Revolving Collateral Agent's rights in the Collateral other than Permitted Sales and the granting of Permitted Liens;

                           (vi) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as Permitted Sales; and

                           (vii) within thirty (30) days after the Closing Date, it will establish a deposit account to be the Asset Sale Proceeds Account, and upon such establishment the Borrower will be the sole owner thereof, and the Borrower shall, within such thirty (30) day time period deliver to the Revolving Collateral Agent a legal opinion in form and substance reasonably satisfactory to it, that the Revolving Collateral Agent has a valid and perfected security interest in the Asset Sale Proceeds Account.

         4.2 EQUIPMENT AND INVENTORY.

                  (a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

                           (i) all of the Inventory and all of the Equipment was kept, for five (5) years prior to each making of the representations and warranties herein, only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time) or in the possession of salesmen, processors or repairmen or in transit in the ordinary course of business;

                           (ii) any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and

                           (iii) none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor, other than with respect to any similar negotiable documents in the possession or control of the Revolving

         Collateral Agent or, prior to the Discharge of Term Obligations, with respect to negotiable documents relating to Equipment, in the possession or control of the Term Collateral Agent. Additionally, no Equipment or Inventory in excess of $500,000 individually or $1,500,000 in the aggregate (other than Equipment or Inventory for which a bailee letter has been obtained) is in the possession of any other bailee or warehouseman.

                  (b) Covenants and Agreements. Each Grantor covenants and agrees that:

                           (i) it shall notify the Revolving Collateral Agent in writing annually and at such other times as the Revolving Collateral Agent may reasonably request (but in no event more than four times per year) by executing and delivering to the Revolving Collateral Agent the annual collateral verification required by Section 5.1(o) of the Revolving Credit Agreement or an amendment or supplement to Schedule 4.2, as applicable, of any change in location of any Equipment or Inventory or any Document evidencing any Equipment or Inventory, identifying such new locations and providing such other information in connection therewith as the Revolving Collateral Agent may reasonably request and (b) take all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Revolving Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Revolving Collateral Agent to exercise and enforce its rights and remedies hereunder (subject to the terms of the Intercreditor Agreement), with respect to such Equipment and Inventory;

                           (ii) it shall keep correct and accurate records of the Inventory, as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP;

                           (iii) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than (x) the issuer of such Document to claim the Goods evidenced therefor, (y) with respect to Inventory, the Revolving Collateral Agent and (z) with respect to Equipment, the Term Collateral Agent;

                           (iv) if any Equipment or Inventory is in possession or control of any third party, each Grantor shall join with the Revolving Collateral Agent in notifying the third party of the Revolving Collateral Agent's security interest therein and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Revolving Collateral Agent;

                           (v) whenever reasonably requested or required by the Revolving Collateral Agent in accordance with any applicable law, with respect to any item of Equipment in excess of $100,000 individually or $500,000 in the aggregate which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, each Grantor shall (A) provide information with respect to any such Equipment, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder and under the Term Security Agreement on such certificate of title, and (C) deliver to the Revolving Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby; provided, however, that, prior to the Discharge of Term Obligations, and except as set forth in the Intercreditor Agreement, the Revolving Collateral Agent shall not have the right to exercise its rights under this subsection unless the Term Security Agent shall have first exercised its rights under the related provision in the Term Security Agreement; and

                           (vi) it shall notify the Revolving Collateral Agent promptly and in any event within thirty (30) days of any Inventory or Equipment in excess of $100,000 individually or $500,000 in the aggregate coming in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor, and shall, at the request of the Revolving Collateral Agent (in accordance with the terms of the Intercreditor Agreement), deliver any negotiable document evidencing or governing such Inventory or Equipment to the Revolving Collateral Agent, or establish the Revolving Collateral Agent's control over any electronic negotiable documents; provided, however, that prior to the Discharge of Term Obligations the Grantor may satisfy this requirement with respect to documents relating to Equipment by causing the Term Collateral Agent to obtain possession or control thereof.

         4.3 RECEIVABLES

                  (a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

                           (i) each Receivable arose from bona fide transactions in the ordinary course of business;

                           (ii) none of the Account Debtors in respect of any Receivable in excess of $500,000 in the aggregate is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No Receivable in excess of $500,000 in the aggregate requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained;

                           (iii) no Material Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Revolving Collateral Agent, to the extent required by, and in accordance with,
         Section 4.3(c); and

                           (iv) each Grantor has delivered to the Revolving Collateral Agent a complete and correct copy of each standard form of document under which a Receivable may arise.

                  (b) Covenants and Agreements: Each Grantor hereby covenants and agrees that:

                           (i) it shall keep and maintain at its own cost and expense accurate and complete records of the Receivables as are customarily maintained under similar circumstances by Persons of established reputation engaged in similar businesses, and in any event in conformity with GAAP;

                           (ii) it shall mark conspicuously, in form and manner reasonably satisfactory to each of the Revolving Collateral Agent and the Term Collateral Agent, all Chattel Paper and Instruments evidencing Receivables (other than any delivered to the Revolving Collateral Agent as provided herein), as well as the Receivables Records relating thereto with an appropriate reference to the fact that each of the Revolving Collateral Agent and the Term Collateral Agent has a security interest therein;

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

                           (iii) it shall perform in all material respects all of its obligations with respect to the Receivables;

                           (iv) other than in the ordinary course of business, it shall not amend, modify, terminate or waive any provision of any Receivable in excess of $250,000 individually for any invoice or $1,000,000 in the aggregate for any account ("MATERIAL RECEIVABLE") in any manner which could reasonably be expected to have a Material Adverse Effect on the value of such Material Receivable as Collateral. Other than in the ordinary course of business, and except as otherwise provided in subsection (v) below, after the occurrence and during the continuation of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Material Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Material Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

                           (v) except as otherwise provided in this subsection, each Grantor may continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and may exercise each right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense; provided however, at any time following the occurrence and during the continuation of an Event of Default, the Revolving Collateral Agent may, subject to the terms of the Intercreditor
         Agreement: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Revolving Collateral Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Revolving Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Revolving Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within one (1) Business Day) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Revolving Collateral Agent if required, in a Securities Account or Deposit Account subject to a control agreement in the form of Exhibit C or Exhibit D-1, or such other control agreement in form and substance reasonably satisfactory to the Revolving Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Revolving Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon;

                           (vi) except as it shall determine otherwise in the ordinary course of business, it shall use its best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable; and

                           (vii) it shall notify the Revolving Collateral Agent in writing promptly and in any event within ten (10) days after receipt of any Material Receivable in respect of which the Account Debtor is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign.

                  (c) Delivery and Control of Receivables. With respect to any Material Receivable that is evidenced by, or constitutes, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Revolving Collateral Agent (or its agent or designee) appropriately indorsed to the Revolving Collateral Agent or indorsed in blank:
(i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within thirty (30) days of such Grantor acquiring rights therein. With respect to any Material Receivable which would constitute "electronic chattel paper" under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Revolving Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within thirty (30) days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Revolving Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon reasonable request of the Revolving Collateral Agent.

         4.4 INVESTMENT RELATED PROPERTY.

                  4.4.1 INVESTMENT RELATED PROPERTY GENERALLY.

                  (a) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                           (i) in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to the Revolving Collateral Agent, no less frequently than on a quarterly basis, a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the applicable security interest of the Revolving Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

                           (ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall, subject to the terms of the Intercreditor Agreement, immediately take all steps reasonably requested by the Revolving Collateral Agent to ensure the validity, perfection and priority of the security interest purported to be granted hereby to the Revolving Collateral Agent in such Investment Related Property, and the control of the Revolving Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Revolving Collateral Agent), and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Revolving Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor, provided, however, that to the extent that any such Investment Related Property constitutes Fixed Collateral, prior to the Discharge of Term Obligations, the Grantor shall satisfy the requirements of this subsection relating to delivery and control by establishing such control and delivering such property to, and registering as owner of any uncertificated securities, the Term Collateral Agent in accordance with the terms of the Intercreditor Agreement, and by using commercially reasonable efforts to separately establish the Revolving Collateral Agent's independent control where possible. Notwithstanding the

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

         foregoing, so long as no Event of Default shall have occurred and be continuing, the Revolving Collateral Agent authorizes each Grantor to retain all cash dividends and distributions and all payments of interest; and

                           (iii) each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Revolving Collateral Agent.

                  (b) Delivery and Control.

                           Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) on or before the Credit Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b) within thirty (30) days of acquiring rights therein, in each case in form and substance satisfactory to the Revolving Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an "instrument" (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Revolving Collateral Agent, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Investment Related Property that is an "uncertificated security" for purposes of the UCC (other than any "uncertificated securities" credited to a Securities Account, it shall cause any issuer of such uncertificated security which is a Subsidiary, and shall use commercially reasonable efforts to cause any issuer of such uncertificated security which is not a Subsidiary, to either (i) register the Revolving Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto, pursuant to which such issuer agrees to comply (subject to the provisions thereof) with the Revolving Collateral Agent's instructions with respect to such uncertificated security without further consent by such Grantor, provided, however, that to the extent that any such Investment Related Property constitutes Fixed Collateral, prior to the Discharge of Term Obligations, the Grantor shall satisfy the requirements of this subsection relating to delivery and control by establishing such control and delivering such property to, and registering as owner of any uncertificated securities, the Term Collateral Agent in accordance with the terms of the Intercreditor Agreement, and by using commercially reasonable efforts to separately establish the Revolving Collateral Agent's independent control where possible.

                  (c) Voting and Distributions.

                           (i) So long as no Event of Default shall have occurred and be continuing and no notice shall be given pursuant to clause (ii) below:

         (1) except as otherwise provided under the covenants and agreements relating to investment related property in this Agreement, the Revolving Credit Agreement or the Intercreditor Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Revolving Credit Agreement or the Intercreditor Agreement; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor's consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor's consent to or approval of any action otherwise permitted under this Agreement, the Revolving Credit Agreement or the Intercreditor

                  Agreement, shall be deemed inconsistent with the terms of this Agreement, the Revolving Credit Agreement or the Intercreditor Agreement within the meaning of this Section 4.4.1(c)(i)(1), and no notice of any such voting or consent need be given to the Revolving Collateral Agent; and

         (2) the Revolving Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above;

                           (ii) Upon either delivery by any Grantor to the Revolving Collateral Agent of written notice that an Event of Default has occurred and is continuing, or delivery by the Revolving Collateral Agent or the Administrative Agent to each Grantor of written notice that an Event of Default exists:

                  (A) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Revolving Collateral Agent who shall, subject to the terms of the Intercreditor Agreement, thereupon have the right, subject to the terms of the Intercreditor Agreement, to exercise such voting and other consensual rights; and

                  (B) in order to permit the Revolving Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to the Intercreditor Agreement, and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Revolving Collateral Agent all proxies, dividend payment orders and other instruments as the Revolving Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Revolving Collateral Agent may, subject to the terms of the Intercreditor Agreement, utilize the power of attorney set forth in
                           Section 6.1.

                  4.4.2 PLEDGED EQUITY INTERESTS

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

                           (i) Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Pledged Stock, "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule, all of which is true, accurate and complete as of the Closing Date or thereafter, as of the date on which financial statements were required to be provided under the Revolving Credit Agreement for the last Fiscal Quarter then ended;

                           (ii) except as set forth on Schedule 4.4(B), it has not acquired any equity interests of another entity or substantially all the assets of another entity within the five (5) years prior to each making of the representations and warranties herein;

                           (iii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

                           (iv) no material consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or Second Priority status of the security interest of the Revolving Collateral Agent in any Pledged Equity Interests or the exercise, subject to the terms of the Intercreditor Agreement, by the Revolving Collateral Agent of the voting or other rights provided for in this Agreement or the exercise, subject to the terms of the Intercreditor Agreement, of remedies in respect thereof; and

                           (v) except as otherwise set forth in Schedule 4.4 hereto, none of the Pledged LLC Interests nor Pledged Partnership Interests issued by any Grantor or any Subsidiary thereof are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets;

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                           (i) unless otherwise permitted under the Revolving Credit Agreement, without the prior written consent of the Revolving Collateral Agent (which shall not be unreasonably withheld), it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that adversely affects the validity, perfection or priority of the Revolving Collateral Agent's security interest except for Permitted Liens and Permitted Sales, (b) permit any issuer of any Pledged Equity Interest that is a Grantor or a Subsidiary thereof to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer unless such stock or interests is pledged hereunder, (c) other than as permitted under the Revolving Credit Agreement, permit any issuer of any Pledged Equity Interest that is a Subsidiary to dispose of all or a material portion of its assets, (d) waive any default under or breach of any terms of any organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt that would individually or in the aggregate cause a Material Adverse Effect, or (e) cause any Subsidiary of Holdings that is an issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (e), such Grantor shall promptly notify the Revolving Collateral Agent in writing of any such election or action and, in such event, shall take all steps reasonably requested by the Revolving Collateral Agent to establish the Revolving Collateral Agent's "control" thereof, provided, however, that to the extent that any such Investment Related Property constitutes Fixed Collateral, prior to the Discharge of Term Obligations, the Grantor shall satisfy the requirements of this subsection relating to delivery and control by establishing such control and delivering such property to, and registering as owner of any uncertificated securities, the Term Collateral Agent in accordance with the terms of the Intercreditor Agreement, and by using commercially reasonable efforts to separately establish the Revolving Collateral Agent's independent control where possible;

                           (ii) it shall comply with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property, except to the extent that the noncompliance or non-enforcement of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                           (iii) it consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Revolving Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Revolving Collateral Agent or its nominee, subject to the terms of the Intercreditor Agreement, following the occurrence and during the continuance of an Event of Default and to the substitution of the Revolving Collateral Agent or its nominee, subject to the terms of the Intercreditor Agreement, as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto; and

                           (iv) it shall notify the Revolving Collateral Agent in writing, by executing and delivering to the Revolving Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements or Schedules thereto, promptly if any issuer of Pledged LLC Interests or Pledged Partnership Interests that is a Grantor or a Subsidiary thereof has not opted to be treated as securities under the UCC of any jurisdiction.

                  4.4.3 PLEDGED DEBT

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and each Credit Date, that Schedule
4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading "Pledged Debt" all of the Pledged Debt owned by any Grantor as of the Closing Date or, thereafter, as of the date on which financial statements were required to be provided under the Revolving Credit Agreement for the last Fiscal Quarter then ended, and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company Indebtedness;

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that it shall notify the Revolving Collateral Agent of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.

                  4.4.4 INVESTMENT ACCOUNTS

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and each Credit Date, that:

                           (i) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Securities Accounts" and "Commodities Accounts," respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest as of the Closing Date or, thereafter, as of the date on which financial statements were required to be provided under the Revolving Credit Agreement for the last Fiscal Quarter then ended. Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Revolving Collateral Agent pursuant hereto or the Term Collateral Agent pursuant to the Term Security Agreement) having "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto;

                           (ii) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Deposit Accounts" all of the Deposit Accounts (other than the Asset Sale Proceeds Account) in which each Grantor has an interest as of the Closing Date or, thereafter, as of the date on which financial statements were required to be provided under the Revolving Credit Agreement for the last Fiscal Quarter then ended. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Revolving Collateral Agent pursuant hereto or the Term Collateral Agent pursuant to the Term Security Agreement) having either sole dominion and control (within the meaning of common law) or "control" (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein;

                           (iii) Each Grantor has taken all actions reasonably requested by the Revolving Collateral Agent, including those specified in Section 4.4.4(b), to: (a) establish the Revolving Collateral Agent's "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities or Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC), (b) establish the Revolving Collateral Agent's "control" (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts, (c) establish the Term Collateral Agent's "control" (within the meaning of Section 9-104 of the UCC) over the Asset Sale Proceeds Account, and (d) deliver all Instruments to (i) the Revolving Collateral Agent, in the case of Instruments constituting Liquid Collateral, and (ii) the Term Collateral Agent, in the case of Instruments constituting Fixed Collateral, provided, however, that to the extent that any such Investment Related Property constitutes Fixed Collateral, prior to the Discharge of Term Obligations, the Grantor shall satisfy the requirements of this subsection relating to delivery and control by establishing such control and delivering such property to, and registering as owner of any uncertificated securities, the Term Collateral Agent in accordance with the terms of the Intercreditor Agreement, and by using commercially reasonable efforts to separately establish the Revolving Collateral Agent's independent control where possible.

                  (b) Delivery and Control

                           (i) With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, within thirty (30) days after the creation or acquisition thereof, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement substantially in the form of Exhibit C hereto pursuant to which it shall agree to comply (subject to the provisions thereof) with the Revolving Collateral Agent's "entitlement orders" without further consent by such Grantor. With respect to any Investment Related Property that is a "Deposit Account" (other than De Minimis Deposit Accounts), within thirty (30) days after the creation or acquisition thereof, it shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D-1 (or, with respect to the Asset Sale Proceeds Account, Exhibit D-2) hereto (or such other control agreement in form and substance reasonably satisfactory to the Revolving Collateral Agent), pursuant to which the Revolving Collateral Agent (subject to the provisions thereof) shall have both dominion and control over such Deposit Account (within the meaning of the common law) and "control" (within the meaning of Section 9-104 of the UCC) over such Deposit Account, provided, however, that to the extent that any such Investment Related Property constitutes Fixed Collateral, prior to the Discharge of Term Obligations, the Grantor shall satisfy the requirements of this subsection by establishing the control of the Term Collateral Agent over such Deposit Account in accordance with the terms of the Intercreditor Agreement, and by using commercially reasonable efforts to separately establish the Revolving Collateral Agent's independent control where possible. Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts that exist on the Closing Date, as of or prior to the Closing Date, (ii) the Asset Sale Proceeds Account within thirty (30) days of the Closing Date and (iii) any other Securities Accounts, Securities Entitlements or Deposit Accounts that are created or acquired after the Closing Date, within thirty (30) days after the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.

                           (ii) In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, if requested by Revolving Collateral Agent, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be reasonably requested by the Revolving Collateral Agent, under the laws of such issuer's jurisdiction to insure the validity, perfection and priority purported to be granted hereby of the security interest of the Revolving Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Revolving Collateral Agent shall have the right, without notice to any Grantor, but subject to the terms of the Intercreditor Agreement, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Revolving Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

         4.5 MATERIAL CONTRACTS

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

                           (i) Schedule 4.5 (as such schedule may be amended or supplemented from time to time) sets forth all of the Material Contracts to which such Grantor has rights; and

                           (ii) the Material Contracts, true and complete copies (including any amendments or supplements thereof) of which have been furnished to the Revolving Collateral Agent, have been duly authorized, executed and delivered by the Grantors party thereto, are in full force and effect and are binding upon and enforceable against the Grantors party thereto in accordance with their respective terms. There exists no material default under any Material Contract by any party thereto.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

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

                           (i) in addition to any rights under the Section of this Agreement relating to Receivables, upon the occurrence and during the continuation of an Event of Default, the Revolving Collateral Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Revolving Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Revolving Collateral Agent may upon written notice to the applicable Grantor, but subject to the terms of the Intercreditor Agreement, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Revolving Collateral Agent;

                           (ii) each Grantor shall deliver promptly to the Revolving Collateral Agent a copy of each material written demand, notice or document received by it relating in any way to any Material Contract;

                           (iii) each Grantor shall deliver promptly to the Revolving Collateral Agent, and in any event within ten (10) Business Days, after (1) any Material Contract of such Grantor is terminated or amended in a manner that is materially adverse to such Grantor or (2) any new Material Contract is entered into by such Grantor, a written statement describing such event, with copies of such material amendments or new contracts (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no prohibition on delivery shall be effective if it were bargained for by such Grantor with the intent of avoiding compliance with this Section 4.5(b)(iii)), and an explanation of any actions being taken with respect thereto;

                           (iv) it shall perform in all material respects all of its obligations with respect to the Material Contracts in a manner consistent with its reasonable business judgment;

                           (v) it shall promptly and diligently exercise each material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense and pursuant to its reasonable business judgment, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Revolving Collateral Agent may deem necessary or advisable;

                           (vi) it shall use its reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract; and

                           (vii) each Grantor shall, within thirty (30) days of the date hereof with respect to any material Non-Assignable Contract in effect on the date hereof and within thirty (30) days after entering into any material Non-Assignable Contract after the Closing Date, request in writing the consent of the counterparty or counterparties to such Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to the Revolving Collateral Agent and use its reasonable efforts to obtain such consent as soon as practicable thereafter.

         4.6 LETTER OF CREDIT RIGHTS.

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

                           (i) all material letters of credit to which such Grantor has rights as of the Closing Date, or thereafter, as of the date on which financial statements were required to be provided under the Revolving Credit Agreement for the last Fiscal Quarter then ended, are listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time) hereto; and

                           (ii) it has obtained the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to the Revolving Collateral Agent.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising it shall promptly and in no event later than ten (10) days of its obtaining rights in such material letter of credit rights obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Revolving Collateral Agent and shall deliver to the Revolving Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

         4.7 INTELLECTUAL PROPERTY.

                  (a) Representations and Warranties. Except as disclosed in
Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

                           (i) Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of
         (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Grantor as of the Closing Date or thereafter, as of the date on which financial statements were required to be provided under the Revolving Credit Agreement for the last Fiscal Quarter then ended;

                           (ii) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 4.7 that it purports to own (as such schedule may be amended or supplemented from time to time) and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on
         Schedule 4.7(B), (D), (F) and (G) (as each may be amended or supplemented from time to time);

                           (iii) all Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect;

                           (iv) all Intellectual Property is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor's right to register, or such Grantor's rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor's knowledge, threatened;

                           (v) all registrations and applications for Copyrights, Patents and Trademarks are standing in the name of each Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7(B), (D), (F), or (G) (as each may be amended or supplemented from time to time);

                           (vi) each Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral and has taken all action necessary to insure that all licensees of the Trademark Collateral owned by such Grantor use such adequate standards of quality;

                           (vii) to such Grantor's knowledge, the conduct of such Grantor's business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party in a manner reasonably likely to result in a Material Adverse Effect; no written claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party;

                           (viii) to the best of each Grantor's knowledge, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Grantor, or any of its respective licensees in a manner reasonably likely to result in a Material Adverse Effect;

                           (ix) no settlements or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or exist to which Grantor is bound that adversely affect Grantor's rights to own or use any Intellectual Property; and

                           (x) such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than the financing statements filed in favor of the Revolving Collateral Agent and the Term Collateral Agent.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

                           (i) it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

                           (ii) it shall not, with respect to any Trademarks which are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps reasonably necessary to insure that licensees of such Trademarks use such consistent standards of quality;

                           (iii) it shall, within thirty (30) days of the creation or acquisition of any Copyrightable work which is material to the business of Grantor, apply to register the Copyright in the United States Copyright Office except for works with respect to which the Grantor has determined with the exercise of its commercially reasonable judgment that it shall not so apply; it shall promptly notify the Revolving Collateral Agent if it knows or has reason to know that any item of the Intellectual Property that is material to the business of any Grantor may become (a)

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

         abandoned or dedicated to the public or placed in the public domain,
         (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court; except for works with respect to which the Grantor has reasonably determined are of diminishing value and not used in or needed for the conduct of its business;

                           (iv) it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 4.7(A), (C) and
         (E) (as each may be amended or supplemented from time to time) except for works that the Grantor has reasonably determined are of diminishing value and not used in or needed for the conduct of its business;

                           (v) in the event that any Intellectual Property owned by or exclusively licensed to any Grantor that is of significant value or is material to the business of any Grantor is, to such Grantor's knowledge, infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages (except for works that the Grantor has reasonably determined are of diminishing value and not used in or needed for the conduct of its business;);

                           (vi) it shall promptly (but in no event more than ten
         (10) days before in the case of any Copyrights and otherwise no more than thirty (30) days after any Grantor obtains knowledge thereof) report to the Revolving Collateral Agent (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office, in each case by executing and delivering to the Revolving Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

                           (vii) it shall, promptly upon the reasonable request of the Revolving Collateral Agent, execute and deliver to the Revolving Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Revolving Collateral Agent's interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

                           (viii) except with the prior consent of the Revolving Collateral Agent (not to be unreasonably withheld) or as permitted under the Revolving Credit Agreement, each Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments (other than financing statements, documents or instruments filed in respect of Permitted Liens) and each Grantor shall not sell, assign, transfer, license, grant any option or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for (1) the Lien created by and under this Agreement and the other Credit Documents, and (2) Permitted Liens;

                           (ix) it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in, or omission from, any Material Contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

                           (x) it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

                           (xi) it shall use proper statutory notice in connection with its use of any of the Intellectual Property; and

                           (xii) it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at the Revolving Collateral Agent's reasonable direction (subject to the terms of the Intercreditor Agreement), shall take) such action as such Grantor or the Revolving Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Revolving Collateral Agent shall have the right (subject to the terms of the Intercreditor Agreement) at any time to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

         4.8 COMMERCIAL TORT CLAIMS

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that
Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor in excess of $500,000 individually or $1,000,000 in the aggregate as of the date on which financial statements were required to be provided under the Revolving Credit Agreement for the last Fiscal Quarter then ended; and

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $500,000 individually or $1,000,000 in the aggregate hereafter arising it shall promptly and in no event later than ten (10) days of it acquiring rights in such Commercial Tort Claims deliver to the Revolving Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5. FURTHER ASSURANCES; ADDITIONAL GRANTORS.

         5.1 FURTHER ASSURANCES.

                  (a) Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action that the Revolving Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Revolving Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, subject to the terms of the Intercreditor Agreement. Without limiting the generality of the foregoing, each Grantor shall:

                           (i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices as the Revolving Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and

                           (ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing.

                  (b) Each Grantor hereby authorizes the Revolving Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Revolving Collateral Agent may determine, in its sole discretion, are necessary to perfect the security interest granted to the Revolving Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Revolving Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Revolving Collateral Agent herein, including, without limitation, describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired."

                  (c) In addition, each Grantor hereby ratifies and approves the authorization of the Revolving Collateral Agent to file, for the benefit of the Revolving Secured Parties, any financing statements which may have been filed prior to the date hereof by the Revolving Collateral Agent with respect to the Collateral. In the event that the description of the Collateral in any such financing statement includes assets that do not constitute Collateral, the filing of such financing statement shall nonetheless be deemed authorized by such Grantor to the extent of the Collateral included in such description, and any such inaccuracy in such financing statement shall not render the financing statement ineffective as to any of the Collateral. Each Grantor irrevocably and unconditionally authorizes the Revolving Collateral Agent to adopt on its behalf any symbol required for authenticating any electronic filing. Nothing contained herein shall be construed to in any manner limit any other authorization by any Grantor of the filing of financing statements by or on such Grantor's behalf or for the benefit of the Revolving Secured Parties.

                  (d) Each Grantor hereby authorizes the Revolving Collateral Agent to modify this Agreement after obtaining such Grantor's approval of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

         5.2 ADDITIONAL GRANTORS. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "ADDITIONAL GRANTOR"), by executing a Counterpart Agreement. Upon delivery of any such Counterpart Agreement to the Revolving Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Revolving Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6. REVOLVING COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

         6.1 POWER OF ATTORNEY. To the fullest extent permitted by law, each Grantor hereby irrevocably appoints the Revolving Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Revolving Collateral Agent or otherwise, from time to time in the Revolving Collateral Agent's discretion to take any action and to execute any instrument that the Revolving Collateral Agent may, subject to the terms of the Intercreditor Agreement, deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

                  (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Revolving Collateral Agent pursuant to the Revolving Credit Agreement;

                  (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

                  (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Revolving Collateral Agent may reasonably request for the collection of any of the Collateral or otherwise to enforce the rights of the Revolving Collateral Agent with respect to any of the Collateral;

                  (e) to prepare and file any UCC financing statements against such Grantor as debtor;

                  (f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

                  (g) upon the occurrence and during the continuance of an Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, actions to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Revolving Collateral Agent in its sole discretion, any such payments made by the Revolving Collateral Agent to become obligations of such Grantor to the Revolving Collateral Agent, due and payable immediately without demand; and

                  (h) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Revolving Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Revolving Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things that the Revolving Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Revolving Collateral Agent's security interest

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

therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         6.2 NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES. The powers conferred on the Revolving Collateral Agent hereunder are solely to protect the interests of the Revolving Secured Parties in the Collateral and shall not impose any duty upon the Revolving Collateral Agent, Administrative Agent or any Revolving Secured Party to exercise any such powers. The Revolving Collateral Agent, Administrative Agent and the Revolving Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7. REMEDIES.

         7.1 GENERALLY.

                  (a) If any Event of Default shall have occurred and be continuing, the Revolving Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity but subject to the terms of the Intercreditor Agreement, all the rights and remedies of the Revolving Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may to the fullest extent permitted by applicable law, but subject to the terms of the Intercreditor Agreement, pursue any of the following separately, successively or simultaneously:

                           (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Revolving Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Revolving Collateral Agent and make it available to the Revolving Collateral Agent at a place to be designated by the Revolving Collateral Agent that is reasonably convenient to both parties;

                           (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

                           (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Revolving Collateral Agent deems appropriate; and

                           (iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Revolving Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Revolving Collateral Agent may deem commercially reasonable.

                  (b) Subject to the terms of the Intercreditor Agreement, the Revolving Collateral Agent or any Revolving Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Revolving Collateral Agent, as collateral agent for and representative of the Revolving Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Revolving Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Revolving Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Revolving Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Revolving Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Revolving Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Revolving Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Revolving Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Revolving Collateral Agent, that the Revolving Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Revolving Collateral Agent hereunder.

                  (c) The Revolving Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Revolving Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

                  (d) The Revolving Collateral Agent shall have no obligation to marshal any of the Collateral.

         7.2 APPLICATION OF PROCEEDS. All proceeds received by the Revolving Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Revolving Collateral Agent in accordance with the terms of the Intercreditor Agreement.

         7.3 SALES ON CREDIT. If the Revolving Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by the Revolving Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Revolving Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

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

         7.4 DEPOSIT ACCOUNTS. If any Event of Default shall have occurred and be continuing, the Revolving Collateral Agent may, subject to the terms of the Intercreditor Agreement, apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Revolving Collateral Agent. Unless an Event of Default shall have occurred and is continuing the Revolving Collateral Agent agrees not to instruct any bank in which any Deposit Account is maintained as provided in the immediately preceding sentence.

         7.5 INVESTMENT RELATED PROPERTY. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Revolving Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Revolving Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Revolving Collateral Agent determines, subject to the terms of the Intercreditor Agreement, to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Revolving Collateral Agent all such information as the Revolving Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Revolving Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

         7.6 INTELLECTUAL PROPERTY.

                  (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, but subject to the terms of the Intercreditor Agreement:

                           (i) the Revolving Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Revolving Collateral Agent or otherwise, in the Revolving Collateral Agent's sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Revolving Collateral Agent, do any and all lawful acts and execute any and all documents required by the Revolving Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Revolving Collateral Agent as provided in the Revolving Credit Agreement in connection with the exercise of its rights under this Section, and, to the extent that the Revolving Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor's rights in the Intellectual Property that is material to the business by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

                           (ii) upon written demand from the Revolving
         Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Revolving Collateral Agent an absolute assignment of all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to the Revolving Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; and

                           (iii) the Revolving Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Revolving Collateral Agent, and, upon such notification and at the expense of such Grantor,

         (1) to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done; and

         (2) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

                  (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Revolving Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made in accordance with the terms hereof and of the Intercreditor Agreement and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Revolving Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Revolving Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Revolving Collateral Agent; provided, after giving effect to such reassignment, the Revolving Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of the Revolving Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Revolving Collateral Agent and the Revolving Secured Parties.

                  (c) Solely for the purpose of enabling the Revolving Collateral Agent to exercise rights and remedies under this Section 7 and at such time as the Revolving Collateral Agent shall be lawfully entitled to exercise such rights and remedies hereunder and under the Intercreditor Agreement, each Grantor hereby grants to the Revolving Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

         7.7 CASH PROCEEDS. In addition to the rights of the Revolving Collateral Agent specified in Section 4.3 with respect to payments of Receivables, all proceeds of any Collateral received by any

Grantor consisting of Cash Proceeds shall be held by such Grantor in trust for the Revolving Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4.1(a)(ii), be turned over to the Revolving Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Revolving Collateral Agent, if required) and held by the Revolving Collateral Agent, provided, however, that prior to the Discharge of Term Obligations, such Grantor shall satisfy the delivery requirements of this section with respect to Cash Proceeds of Fixed Collateral by delivering such Proceeds to the Term Collateral Agent. Any Cash Proceeds received by the Revolving Collateral Agent (whether from a Grantor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be held by the Revolving Collateral Agent for the benefit of the Secured Parties, as forth in the Intercreditor Agreement, as collateral security for the Secured Obligations (whether matured or unmatured) and the Secured Obligations under and as defined in the Term Security Agreement (whether matured or unmatured) and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Revolving Collateral Agent, subject to the terms of the Intercreditor Agreement, (A) be held by the Revolving Collateral Agent for the benefit of the Secured Parties, as set forth in the Intercreditor Agreement, as collateral security for the Secured Obligations (whether matured or unmatured) and the Secured Obligations under and as defined in the Term Security Agreement (whether matured or unmatured) and/or (B) then or at any time thereafter be applied by the Revolving Collateral Agent against the Secured Obligations then due and owing.

SECTION 8. REVOLVING COLLATERAL AGENT; AGREEMENT AMONG AGENTS.

         8.1 THE REVOLVING COLLATERAL AGENT

         The Revolving Collateral Agent has been appointed to act as Revolving Collateral Agent hereunder by the Revolving Lenders and, by their acceptance of the benefits hereof, the other Revolving Secured Parties. The Revolving Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Revolving Credit Agreement, the other Credit Documents and the Intercreditor Agreement; provided, the Revolving Collateral Agent shall, after payment in full of all Obligations under the Revolving Credit Agreement and the other Credit Documents, subject to the terms of the Intercreditor Agreement, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements. In furtherance of the foregoing provisions of this Section, each Revolving Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Revolving Secured Party that all rights and remedies hereunder may be exercised solely by the Revolving Collateral Agent for the benefit of Revolving Secured Parties in accordance with the terms of this Section and the Intercreditor Agreement. The Revolving Collateral Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and the Grantors, and the Revolving Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Revolving Collateral Agent signed by the Requisite Lenders under the Revolving Credit Agreement. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five (5) Business Days' notice to the Revolving Collateral Agent, following receipt of the Grantors' consent (which shall not be unreasonably withheld or delayed and which shall not be required while an Event of Default exists), to appoint a successor Revolving Collateral Agent. Upon the acceptance of any appointment as Revolving Collateral Agent hereunder by a successor Revolving Collateral Agent, or upon the acceptance of any

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

appointment as Administrative Agent under the terms of the Revolving Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereby also be deemed the successor Revolving Collateral Agent hereunder.

         8.2 INTERCREDITOR ARRANGEMENTS INCORPORATED BY REFERENCE. Notwithstanding anything to the contrary set forth herein, Sections 2.4(e)(vi) and 3.4(e)(vi) of the Intercreditor Agreement are hereby incorporated herein by reference.

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

         This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Revolving Commitments and the cancellation or expiration of all outstanding Letters of Credit, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Revolving Collateral Agent hereunder, to the benefit of the Revolving Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Revolving Credit Agreement, any Revolving Lender may assign or otherwise transfer any Loans or Revolving Commitments held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. The security interest granted hereby shall terminate hereunder and of record and, subject to the terms of the Intercreditor Agreement, all rights to the Collateral shall revert to Grantors in accordance with the terms of the Intercreditor Agreement. Upon any such termination the Revolving Collateral Agent shall, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

         The powers conferred on the Revolving Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Revolving Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Revolving Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Revolving Collateral Agent accords its own property. Neither the Revolving Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Revolving Collateral Agent may itself perform, or cause performance of, such agreement, subject to the terms of the Intercreditor Agreement, and the expenses of the Revolving Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Revolving Credit Agreement.

SECTION 11. MISCELLANEOUS.

         Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Revolving Credit Agreement. No failure or delay on the part of the Revolving Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege

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

preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder and under the Revolving Credit Agreement shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Revolving Collateral Agent, the Revolving Secured Parties and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Revolving Collateral Agent given in accordance with the Revolving Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and the Revolving Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

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

         IN WITNESS WHEREOF, each Grantor and the Revolving Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                           STANADYNE CORPORATION

                           By: /s/ Stephen S. Langin
                               -------------------------------------------------
                               Name:  Stephen S. Langin
                               Title: Vice President & Chief Financial Officer

                           STANADYNE AUTOMOTIVE
                           HOLDING CORP.

                           By: /s/ Stephen S. Langin
                               -------------------------------------------------
                               Name:  Stephen S. Langin
                               Title: Vice President & Chief Financial Officer

                           PRECISION ENGINE PRODUCTS CORP.

                           By: /s/ Stephen S. Langin
                               -------------------------------------------------
                               Name:  Stephen S. Langin
                               Title: Vice President & Chief Financial Officer

                           THE CIT GROUP/BUSINESS CREDIT, INC.,
                           as the Revolving Collateral Agent

                           By: /s/ James A. Brennan, Jr.
                               -------------------------------------------------
                               Name:  James A. Brennan, Jr.
                               Title: Vice President